Exhibit 99.2

SOCIAL COPY (Both Linkedin + X)

It’s official: the AVX ticker is live!

We have now fully transitioned to AVAX One (NASDAQ: AVX), the first publicly traded vehicle designed to give investors institutional-grade access to the onchain financial economy, powered by the Avalanche network.

With this update, allow us to reintroduce ourselves ⬇️

→Our Mission

To give investors regulated exposure to the onchain financial economy by compounding $AVAX ownership and supporting real network adoption, helping build a more transparent, efficient, and profitable financial ecosystem.

→Our Differentiator

Unlike ETFs, AVAX One follows a Berkshire Hathaway–style model: a structure built to accumulate and compound AVAX in the near term, and over time acquire and onboard cash-flowing fintech businesses to the Avalanche network. This creates a self-reinforcing flywheel where asset growth, on-chain yield, and strategic acquisitions compound long-term value across the ecosystem.

→Our Partners

AVAX One is advised by Anthony Scaramucci (SkyBridge Capital) and Brett Tejpaul (Coinbase Institutional), and supported by Hivemind Capital as its asset management partner, applying institutional rigor and an actively managed approach to the treasury strategy.

→Why Avalanche

Avalanche is rapidly becoming the settlement layer for global financial markets. Today, it already powers tokenization, capital markets, and financial infrastructure for institutions such as KKR, Apollo, and J.P. Morgan, establishing the core rails that will bring institutional finance onchain.

🔺 AVAX One (NASDAQ:AVX)

The premier institutional gateway to the onchain financial economy, powered by Avalanche.